Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We  consent to the incorporation by reference in the Registration Statements of Implant Sciences Corporation on Forms S-3 (No.’s 333-109677, 333-111434, 333-117366, 333-124058, 333-127167, 333-129911) and Forms S-8 (No.’s 333-42816, 333-111117, 333-138292, 333-144892) of our report, dated September 28, 2015, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern with respect to our audits of the consolidated financial statements of Implant Sciences Corporation  as of June 30, 2015 and 2014 and for the years ended and our report dated September 28, 2015 with respect to our audit of the effectiveness of internal control over financial reporting of Implant Sciences Corporation as of June 30, 2015, which reports are included in this Annual Report on Form 10-K of Implant Sciences Corporation for the year ended June 30, 2015.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum LLP

Marcum LLP

Boston, Massachusetts

September 28, 2015